FSA FINANCE, INC., as Issuer,


                   MELLON MORTGAGE COMPANY, as Master Servicer


                                       and


                      FIRST UNION NATIONAL BANK, as Trustee

                            ------------------------



                                    AMENDMENT
                          dated as of December 22, 1998


                                       To


                           MASTER SERVICING AGREEMENT
                            dated as of May 22, 1995



                             ----------------------



                       Collateralized Commercial Mortgage
                            Notes, Classes A, B and C

        THIS AMENDMENT, dated as of December 22, 1998 (the "Amendment"), is executed by and among FSA FINANCE, INC., as Issuer (the "Issuer"), MELLON MORTGAGE COMPANY, as Successor Master Servicer (the "Master Servicer"), and FIRST UNION NATIONAL BANK, as Successor Trustee (the "Trustee") under a Master Servicing Agreement dated as of May 22, 1995 (the "Master Servicing Agreement"), by and among the Issuer, Fleet Management and Recovery Corporation, as Master Servicer, and Bank One, Columbus, NA, as Trustee (capitalized terms used but not defined herein shall have the respective meanings set forth in the Master Servicing Agreement).

        WHEREAS, the parties entered into the Master Servicing Agreement to provide for the servicing of a certain Mortgage Loan, which secures Notes issued pursuant to an Indenture (the "Indenture"), dated as of May 22, 1995, by and among the Issuer, the Master Servicer and the Trustee;

        WHEREAS, the Mortgage Loan is evidenced by a Mortgage Note made by FSA Properties, Inc. (the "Original Borrower"), which Mortgage Note is, in turn, secured by certain Mortgaged Properties pursuant to one or more Mortgages under which the Original Borrower is the mortgagor, grantor and trustor;

        WHEREAS, pursuant to deeds and a Bill of Sale, dated as of December 22, 1998, the Original Borrower transferred, sold and conveyed all of its right, title and interest in and to the Mortgaged Properties (other than two Mortgaged Properties that, at the request of the Original Borrower and the New Borrower (as defined herein), are being released from the lien of the Mortgages (the "Released Properties")) to KPT REMIC Loan LLC (the "New Borrower"), and pursuant to a Loan Assumption Agreement, dated as of December 22, 1998, all of the obligations of the Original Borrower under the Mortgage Note and the Mortgages have been assumed by the New Borrower;

        WHEREAS, the New Borrower has entered into a Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of December 22, 1998 (the "Additional Mortgage"), whereby the New Borrower granted to the Trustee, for the benefit of the Noteholders, a lien on and security interest in certain additional Mortgaged Properties (the "Additional Mortgaged Properties") to secure further the New Borrower's obligations under the Mortgage Note and the Mortgage Loan;

        WHEREAS, the New Borrower also has entered into a Pledge Agreement, dated as of December 22, 1998 (the "Pledge Agreement"), whereby the New Borrower pledged to the Trustee, for the benefit of the Noteholders, cash in the amount of $2,400,000 (the "Cash Collateral") to secure further the New Borrower's obligations under the Mortgage Note and the Mortgage Loan;

        WHEREAS, in consideration for its consent to the release of the Released Properties from the lien of the Mortgages, the Issuer, as the beneficial owner of the Mortgage Note and the collateral security therefor, has agreed that the Additional Mortgaged Properties and the Cash Collateral should be transferred, pledged and collaterally assigned to the Trustee, as legal holder of the Mortgage Note and the collateral security therefor, for the benefit of the Noteholders;

        WHEREAS, the parties have entered into a Supplement of even date herewith to the Indenture, pursuant to Section 901 of the Indenture, reflecting the transfer of the Mortgaged Properties to the New Borrower and the Additional Mortgage, the Pledge Agreement and the collateral pledged thereby to secure the Mortgage Loan, and the parties desire to make corresponding changes to the Master Servicing Agreement;

        WHEREAS, Section 6.3 of the Master Servicing Agreement provides that the Issuer, the Master Servicer and the Trustee may at any time enter into an amendment thereto, provided that, among other things, the amendment does not (i) materially adversely affect the interests of any Holder, (ii) reduce the percentage in principal amount of the Outstanding Notes the consent of the Holders of which is required for any reason under this Agreement (including, without limitation, any action under Section 4.29 of the Master Servicing Agreement), or (iii) defer the date or reduce the amount of any payment required to be made under the Mortgage Loan, without the consent of each Holder affected thereby;

        WHEREAS, the Trustee has determined that such amendment may be properly entered into pursuant to Section 6.3 of the Master Servicing Agreement.

        NOW, THEREFORE, the Issuer, the Master Servicer (at the request of the Trustee and in reliance upon the consent so given by the Trustee) and the Trustee hereby agree as follows:

Section 1.     Amendments to Master Servicing Agreement.

        1.1 Definitions. Article I of the Master Servicing Agreement is hereby amended and supplemented as follows:

        (a) The following new definition shall be inserted immediately following the definition of "Act:"

               "Additional Mortgage" means the Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of December 22, 1998, between the Borrower and the Trustee, covering Mortgaged Properties, as may be amended, modified or supplemented from time to time as permitted hereby and thereby.

        (b) The definition of "Allocated Loan Amount" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Allocated Loan Amount" has the meaning set forth in the Loan Assumption Agreement.

        (c) The definition of "Borrower" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Borrower" means KPT REMIC Loan LLC, a limited liability company organized under the laws of the State of Delaware, and its permitted successors and assigns under the Mortgage.

        (d) The definition of "Central Account" is hereby amended by deleting the words "Bank One, Columbus, NA" and inserting in their place the following words: "First Union National Bank."

        (e) The definition of "Collateral" is hereby amended by deleting the reference to "(C)" in the eleventh line thereof and inserting a reference to "(D)" in its place and by adding the following new clause (C):

               (C) the cash collateral pledged to and retained by the Trustee pursuant to the Pledge Agreement,

        (f) The following new definition shall be inserted immediately following the definition of "Liquidation Proceeds:"

               "Loan Assumption Agreement" means the Loan Assumption Agreement, dated as of December 22, 1998, by and among FSA Properties, Inc., the Borrower and the Trustee.

        (g) The definition of "Master Servicer" is hereby amended by deleting the words, "Fleet Management and Recovery Corporation, a Rhode Island corporation" and inserting in their place the words "Mellon Mortgage Company."

        (h) The definition of "Mortgage" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Mortgage" means, collectively, (i) the Modified and Consolidated Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of May 22, 1995, between FSA Properties, Inc. and the Originator, covering 17 Mortgaged Properties, as the same may be rerecorded in the County of Salt Lake, Utah, pursuant to the letter of instructions dated May 22, 1995 by and among FSA Properties, Inc., the Originator, the Company and the Trustee for the purpose of subjecting to the lien thereof the Draper Outparcels (as defined in the Mortgage), the obligations of FSA Properties, Inc. thereunder having been assumed by the Borrower pursuant to the Loan Assumption Agreement, (ii) the Modified and Consolidated Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as May 22, 1995, between FSA Properties, Inc. and the Originator, covering the Mortgaged Property located at Lake George, New York, the obligations of FSA Properties, Inc. thereunder having been assumed by the Borrower pursuant to the Loan Assumption Agreement, and (iii) the Additional Mortgage, in each case as amended, modified or supplemented from time to time as permitted hereby and thereby.

        (i) The definition of "Mortgage Note" is hereby deleted it in its entirety and the following is substituted in lieu thereof:

               "Mortgage Note" means the Consolidated, Amended and Restated Promissory Note dated as of May 22, 1995 by FSA Properties, Inc. to the Originator in the actual principal amount of $95,000,000 consisting of the Class A Component, the Class B Component and the Class C Component, and all amendments or supplements to such Mortgage Note in accordance with the terms of the Mortgage, the obligations of FSA Properties, Inc. thereunder having been assumed by the Borrower pursuant to the Loan Assumption Agreement.

        (j) The following new definition shall be inserted immediately following the definition of "Person":

               "Pledge Agreement" means the Pledge Agreement, dated as of December 22, 1998, by and between the Borrower and the Trustee.

        (k) The definition of "Security Documents" is hereby amended by adding the following language immediately following the end of such definition:

               "Security Documents" shall also include the Additional Mortgage, the Pledge Agreement, the Loan Assumption Agreement, each other Loan Document executed in connection therewith, and each additional document, instrument, certificate or agreement related thereto or delivered in connection therewith to establish, create or maintain the security interest of the Trustee in the Mortgaged Property or other collateral described therein to secure payment of the Mortgage Note, including all accounts established pursuant to the Additional Mortgage and all insurance policies required under the Additional Mortgage.

        (l) The definition of "Special Servicing Period" is hereby amended by inserting in the sixth line thereof immediately following the word "Property" the following additional language: "or with respect to the collateral pledged pursuant to the Pledge Agreement."

        1.2. Enforcement of Rights of Trustee and Issuer. The following new
Section 6.13 is hereby inserted immediately following Section 6.12:

               Section 6.13. Enforcement of Rights of Trustee and Issuer. The parties acknowledge that the Trustee, as Trustee under the Indenture and legal holder of the Mortgage Loan, is the mortgagee, grantee, beneficiary and secured party under the Additional Mortgage and the pledgee and secured party under the Pledge Agreement. The parties hereby agree that, notwithstanding any provision of this Agreement to the contrary, whenever this Agreement refers to the enforcement or exercise of the rights of the Issuer under any one or more of the Security Documents, or the taking of any action or the exercise of any remedy under any one or more of the Security Documents (including, but not limited to, the right to foreclose upon or take any other action or exercise any remedy available under the Mortgage or the Mortgage
               Note), such rights, action or remedy shall be deemed to include the rights, actions or remedies available to the Trustee under the Additional Mortgage and the Pledge Agreement.

        Section 2. Ratification of Master Servicing Agreement.

        As supplemented and amended by this Amendment, the Master Servicing Agreement is in all respects ratified and confirmed, and the Master Servicing Agreement as so supplemented and amended by this Amendment shall be read, taken and construed as one and the same instrument.

        Section 3. Counterparts.

        This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        Section 4. Governing Law.

        This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

        IN WITNESS WHEREOF, the Issuer, the Master Servicer and the Trustee have caused this Amendment to be duly executed by their respective duly authorized officers all as of the day and year first above written.

                                              FSA FINANCE, INC.



                                               By:
                                                     --------------------------
                                               Title:
                                                     --------------------------


                                               MELLON MORTGAGE COMPANY,
                                                      as Master Servicer



                                               By:
                                                     --------------------------

                                               Title:
                                                     --------------------------


                                               FIRST UNION NATIONAL BANK,
                                                      as Trustee



                                               By:
                                                     --------------------------

                                               Title:
                                                     --------------------------